    As filed with the Securities and Exchange Commission on July 10, 1998

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): July 8, 1998



                       EQUITY RESIDENTIAL PROPERTIES TRUST
               (Exact Name of Registrant as Specified in Charter)



MARYLAND                    1-12252                      13-3675988
(State or other      (Commission File Number)  (IRS Employer Identification No.)
Jurisdiction of
Incorporation)

       TWO NORTH RIVERSIDE PLAZA, SUITE 400, CHICAGO, ILLINOIS         60606
              (Address of Principal Executive Office)                (Zip Code)


       Registrant's telephone number, including area code: (312) 474-1300



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.           OTHER EVENTS

                  On July 8, 1998, Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR") and Merry Land & Investment Company, Inc. ("Merry Land"), a Georgia corporation, entered into an Agreement and Plan of Merger dated as of July 8, 1998 pursuant to which Merry Land will merge with and into EQR (the "Merger"). Pursuant to the Merger, the shares of common stock of Merry Land issued and outstanding immediately prior to the Merger will be converted into 0.53 of a common share of beneficial interest of EQR. Merry Land's preferred stock will be converted into preferred shares of beneficial interest of EQR with the same terms and preferences, subject to certain adjustments to the conversion prices of Merry Land's convertible preferred stock in accordance with its terms. Immediately prior to the consummation of the Merger, Merry Land will distribute to its common shareholders all of the common stock of a corporation or business trust to be formed which will own and operate certain of Merry Land's assets following the Merger (the "Spin-Off"). Consummation of the Merger and Spin-Off is subject to the approval of the Merger by the shareholders of EQR and Merry Land and to specified closing conditions.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)               EXHIBITS

          (2)      Agreement and Plan of Merger between Equity
                   Residential Properties Trust and Merry Land &
                   Investment Company, Inc., dated as of July 8, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 EQUITY RESIDENTIAL PROPERTIES TRUST
                                 (Registrant)

                                 By:  /s/ David J. Neithercut
                                      David J. Neithercut
                                      Executive Vice-President Chief Financial
                                      Officer


Dated: July 10, 1998